THE UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2014

Giga-tronics Incorporated

(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation)	0-12719 (Commission File No.)	94-2656341 (IRS Employer Identification Number)

4650 Norris Canyon Road, San Ramon, CA	94583
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (925) 328-4650

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01     Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported, in February 2014, The NASDAQ Stock Market (“NASDAQ”) initiated proceedings to delist Giga-tronics Incorporated (“the Company”) from the NASDAQ Capital Market for failure to maintain the minimum required shareholders’ equity. The Company appealed that determination and certain subsequent determinations, and on November 17, 2014, the Company received a notification letter from NASDAQ advising the Company that the hearing panel granted an extension of the Company’s listing through February 16, 2015.

The Company previously reported that it received a notification letter from NASDAQ dated February 12, 2014, advising the Company of its failure to comply with the required minimum of $2,500,000 in shareholders’ equity for continued listing on The Nasdaq Capital Market, pursuant to NASDAQ listing rule 5550(b)(1). The Company fell below the minimum requirement with reported shareholders’ equity of $2,044,000 in its Form 10-Q for the quarterly period ended December 28, 2013.

NASDAQ stated in the February 12, 2014 letter that under the NASDAQ listing rules the Company had 45 calendar days to submit a plan to regain compliance. The Company submitted a plan on March 31, 2014, and NASDAQ notified the Company on April 10, 2014 of NASDAQ’s acceptance of the plan and the granting of an extension to comply with the required minimum of $2,500,000 in shareholders’ equity by August 11, 2014. The terms of the extension required the Company to complete certain contemplated sales or other transactions by August 11, 2014, but the Company was unable to do so. The Company reported shareholders’ equity of $943,000 in its Form 10-Q as of its quarter end on September 27, 2014.

On August 14, 2014, the Company received a notification letter from NASDAQ advising the Company of its failure to comply with the terms of the extension granted to meet the required minimum in shareholders’ equity. The Company requested, and was granted, a hearing that took place on November 6, 2014.

During the extension period the Company is required provide NASDAQ a written monthly update regarding its progress towards compliance. The Company must also provide NASDAQ prompt notice of significant events that occur during the extension, including any event that might call into question the Company’s ability to regain compliance. NASDAQ reserves the right to reconsider the extension or its terms if it believes that any new development or information makes the the Company’s continued listing inadvisable or unwarranted. Unless the Company regains compliance, continuation of the Company’s listing on NASDAQ beyond February 16, 2015, is unlikely.

Regaining compliance will most likely depend on the Company’s ability to sell one or more of its legacy product lines. No assurance can be given that the Company will regain compliance by February 16, 2015, or that NADAQ will not reconsider the extension or its terms before that date. If the Company’s Common Stock ceases to be listed for trading on the Nasdaq Capital Market, the Company expects that its Common Stock would be traded on the Over-the-Counter Bulletin Board on or about the same day or shortly thereafter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 18, 2014	GIGA-TRONICS INCORPORATED

	By:	/s/ Steven D. Lance
Vice President, Chief Financial Officer and Secretary

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